UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2024

Natural Resource Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-213553	32-0500871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9980 S 300 W Suite200Sandy, UT	84070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (435) 2587821

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 1.01 Entry Into A Material Definitive Agreement

Natural Resource Holdings, Inc (the “Company”) announces that it has purchased 100% of the rights to the Union Park Gold 002 Unpatented Mining Claim in Gunnison, Colorado. Upon completion of the agreement, the Company has received full ownership of the rights to the mineral deposits located on the property.

The Union Park Gold 002 Property is a twenty-acre placer claim located in the Lottis Creek mining area, and in close proximity to other gold-producing lode mines and placer mines.

The Union Park Gold 002 Property claim map and coordinates are attached under Exhibit 1.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
1	Union Park Gold 002 Property claim map and coordinates

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2024	By:	/s/ Lian Yao Bin
Lian Yao Bin

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